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Exhibit 10.56

FOURTH AMENDMENT TO LEASE

        THIS FOURTH AMENDMENT TO LEASE ("Amendment") effective as of November 1, 2007 by and between Aerospace/Defense, Inc., a South Carolina corporation (hereinafter call the "Landlord") and Force Protection Industries, Inc. and Force Protection, Inc., Nevada corporations (collectively, the "Tenant").

RECITALS

        A.    By Industrial Lease effective as of July 13, 2004, the Landlord leased unto Tenant certain premises within Building No. 2 situated in an industrial project (the "Project") located in Ladson (Charleston County), South Carolina which instrument was amended by Letter executed on July 18, 2006 and by Second Amendment to Lease effective as of February 1, 2007 (the "Second Amendment") and by Third Amendment to Lease effective as of July 1, 2007 (the "Third Amendment"). The Industrial Lease as amended by the July 18, 2006 Letter, the Second Amendment and the Third Amendment shall hereinafter be referenced as the "Lease." By the execution of this Amendment, the parties intend to amend the Lease. Each capitalized term used and not otherwise defined or modified herein shall have the meaning ascribed thereto in the Lease.

        B.    At the request of the Tenant, the Landlord has agreed to modify the term "Premises" as follows:

          1.     Adding the area marked "Tank Farm Area" shown and cross-hatched on Exhibit A to this Amendment (an area of approximately 80' × 100' situated to the south and adjacent to Building No. 2) to Paragraph 1(a) of the Lease, which Tank Farm Area is hereby added to the definition of "Premises" which area is comprised of the following:

    (a)
    The "Tank Farm Area"; and

    (b)
    The existing tank farm consisting of the following:

    (i)
    Two (2) tanks of approximately 50,000 gallons each;

    (ii)
    One (1) tank of approximately 10,000 gallons (together with the two tanks referenced in subsection (i) above the "Existing Tanks");

    (iii)
    Containment area surrounding the Existing Tanks (the "Containment Area");

    (iv)
    Pump House shown on Exhibit A as "Pump House";

    (v)
    Truck dock shown on Exhibit A as "Truck Dock" with sump pump located therein (the sump pump together with the truck dock are hereinafter collectively referred to as the "Truck Dock"; and

    (vi)
    Pump and existing piping and other equipment located within the Pump House, and piping, gauges and the like directly associated with the Existing Tanks (the pump, associated piping, equipment, gauges, etc. are hereinafter referred to as the "Existing Tank Farm Equipment," together with the Containment Area, the Truck Dock and the Existing Tanks, the "Existing Tank Farm").

    The Tenant intends to construct (at its sole cost and expense and without contribution from the Landlord) a containment area (described on the plans marked Exhibit A-1), install several tanks, pumps, piping and associated equipment with the new tanks within the Tank Farm Area (adjacent the Existing Tank Farm) in an area shown as "New Tank Farm" on Exhibit A-2 (collectively, the "New Tank Farm").

          2.     Adding to the definition of Premises a building containing approximately 2,040 square feet measuring approximately 51' × 40' located to the south of Building No. 2 and to the east of the Tank Farm Area and shown and delineated on Exhibit B as the "Dyno Building" upon which the Tenant intends to install machinery to test vehicles constructed/assembled in Building No. 2. (For clarification, the electric oven which was situated in the Dyno Building has been removed therefrom by the Tenant and is being temporarily stored in Building No. 1 of the Project until it is sold by the Landlord.)

        C.    In consideration for amending the Lease as referenced in Recital B above, the Tenant agrees to amend Paragraph 3(a) by increasing the Base Rent for the Premises and by further amending the Lease as hereinafter provided.

        D.    The Landlord and Tenant now wish to enter into this Amendment to amend the Lease according to the terms, provisions and conditions hereinafter set forth.

        NOW THEREFORE, in consideration of the mutual promises given one to the other, the parties do hereby covenant and agree to amend and modify the Lease as follows:

        1.    All the recitals set forth above in the "Recitals" clauses are hereby made an integral part of this Agreement.

        2.    Paragraph 1 (The Premises), Section (a) of the Lease is modified by adding thereto the Tank Farm Area and Existing Tank Farm referenced in Recital B 1 and the Dyno Building referenced in Recital B2.

        3.    The parties acknowledge and reaffirm Paragraph 1(b) of the Lease (as well as the other terms and provisions thereof not inconsistent with the terms and provisions of this Amendment). The Landlord makes no representations or warranties whatsoever as to the condition of the Tank Farm Area, the Existing Tank Farm and the Dyno Building and the Tenant represents to the Landlord that Tenant and its contractors and engineers have thoroughly examined the physical conditions of the Tank Farm Area, the Existing Tank Farm and the Dyno Building and have found them all satisfactory for all purposes and uses intended by the Tenant, and the Tenant accepts the Tank Farm Area, the Existing Tank Farm and the Dyno Building in their present condition "as–is" and with all faults.

        4.    Paragraph 8(a) is amended to read as follows:

    "(a) Tenant shall at all times during the Term be in full compliance with any and all federal, state and local governmental rules and regulations, ordinances and similar provisions having the force and effect of law (collectively, "Laws") which are or would be applicable to the business being conducted on or within the Premises. In particular, it shall be the sole responsibility of the Tenant to ensure that the Existing Tank Farm and the New Tank Farm are fully permitted at all times and that the Existing Tank Farm and the New Tank Farm and all other areas comprising the Premises are used, maintained and operated by the Tenant in full compliance with all permits, laws, rules and regulations of the State of South Carolina and the United States Federal Government and their respective agencies; the Tenant shall defend, hold harmless and indemnify the Landlord under Section 11 (Indemnification) from any violation hereof. In addition, the Existing Tank Farm and the New Tank Farm shall not be used or operated until and unless all necessary permits and licenses have been obtained therefor from appropriate governmental agencies."

        5.    Paragraph 9 (Maintenance and Repair) is amended by adding the following subsections (c), (d) and (e):

    "(c)    Care and Maintenance of the Existing Tank Farm and the New Tank Farm.    The Tenant, at its sole cost and expense, shall keep the Existing Tank Farm and the New Tank Farm (following its construction) in good repair, condition and working order, and shall furnish any and all parts and labor required for that purpose. The Tenant shall implement preventive maintenance thereon in a good, workmanlike manner consistent with Law and with best industrial practices and shall take extra precaution to avoid the spillage of any liquid or other substance from the Existing Tank Farm and the New Tank Farm. The Tenant shall not make any material alterations to or replacements of the Existing Tank Farm without the prior written consent of the Landlord. All equipment, accessories, parts and replacements that are added to or become attached to the Existing Tank Farm and the New Tank Farm shall at the termination or expiration of this Lease become the property of the Landlord and shall be deemed incorporated in the Premises and subject to the terms of this Lease as if originally leased hereunder. The Existing Tank Farm and the New Tank Farm shall be used, maintained and operated by Tenant in full compliance with all required permits, authorizations and licenses (all of which shall be the sole responsibility of the Tenant to obtain and maintain) and all laws, rules and regulations of the State of South Carolina and the United States Federal Government and their respective agencies. At the termination or expiration of this Lease, the Tenant, at its sole cost and expense, shall remove all liquids and other substances from the Existing Tank Farm and the New Tank Farm and shall leave both tank farms in environmentally clean and operating condition.

    (d)    Transformer.    The Tenant acknowledges that a transformer containing PCBs (the "Transformer") is located on a platform above a portion of the floor area of the Dyno Building. The Landlord retains responsibility for the storage and maintenance of the Transformer and shall have access to such platform and the Transformer through the Dyno Building for purposes of (i) periodically inspecting the Transformer or having the Transformer inspected by Landlord's contractors and by government officials having jurisdiction over the Transformer, (ii) performing any necessary or required maintenance or repairs to the Transformer, and (iii) removing the Transformer from the Dyno Building (should the Landlord, in its sole discretion, desire to remove the Transformer therefrom). The Tenant shall take extra precaution not to (i) enter the platform area upon which the Transformer is being stored and (ii) damage in any way the platform or the Transformer. The Tenant shall be solely responsible for all damages, liabilities and obligations should the Tenant fail to provide by the provisions of the immediately preceding sentence."

    (e)    Concrete Ramps to Dyno Building.    The Tenant intends to construct/install two (2) concrete ramps leading into the Dyno Building—one such ramp as a vehicular entrance into the Dyno Building and the other such ramp as a vehicular therefrom. At the expiration or termination of this Lease and at the option of the Landlord, the Tenant, at its sole cost and expense, agrees to remove the two ramps in good, workmanlike manner—leaving the ground upon which the ramps are constructed level with the surrounding area.

        6.    Paragraph 3(a) (Base Rent) is amended by adding the following sentence:

    "Commencing December 1, 2007, the Base Rent currently payable under this Lease shall increase by $5,050.00 per month representing additional monthly Base Rent (i) in the amount of $4,500.00 per month for the lease of the Tank Farm Area and the Existing Tank Farm and (ii) $550.00 per month for the lease of the Dyno Building."

        7.    This Amendment may be executed in several counterparts, each of which shall be deemed an original and such counterparts shall constitute but one and the same instrument. If this Amendment or the signature page, as executed, is transmitted by one party to the other by facsimile transmission or electronically "pdf" transmission, such transmission shall be deemed an executed original of this Amendment and of such signature

        8.    Except as modified by this Amendment, the Lease remains unchanged.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment under seal as of the day and year first above written.

LANDLORD:
AEROSPACE/DEFENSE, INC.
By:	/s/ M. JERRY GARFINKLE
Its:	Assistant Secretary
TENANT:
FORCE PROTECTION INDUSTRIES, INC.
By:	/s/ RAYMOND POLLARD
Its:	COO
FORCE PROTECTION, INC.
By:	/s/ MICHAEL DURSKI
Its:	CFO

 Exhibit A

[FLOOR PLAN]

MAIN FLOOR LEVEL

Building No. 2

 Exhibit A-1

[FLOOR PLAN]

 Exhibit A-2

[FLOOR PLAN]

 Exhibit B

[FLOOR PLAN]

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  Exhibit 10.56
FOURTH AMENDMENT TO LEASE
RECITALS
Exhibit A
Exhibit A-1
Exhibit A-2
Exhibit B